EXHIBIT 99.1

Location Based Technologies Is Enabling Families In Today’s Fast Paced Society To Stay
Connected While Apart At Work, School Or Play

Technology
Location-based Services
(LBAS-OTC:  BB)

Location Based Technologies, Inc.
4989 E La Palma Avenue
Anaheim, CA 92887
Phone:  800-615-0869
Dr.  David M.  Morse, Ph.D.

Chairman, CEO and Co-President
Interview conducted by:
Lynn Fosse, Senior Editor
CEOCFOinterviews.com
Published – April 4, 2008

BIO:

Dave Morse is a 20-year telecommunications senior executive (AT&T, Pacific Bell, and SBC) with strong collaborative skills and proven record of accomplishment for delivering measurable results.  Dave has significant experience in strategic and tactical deployment of very large-scale operations (having led a customer service organization of more than 5,000 employees) with a focus of engaging every employee in performance enhancing behaviors that will drive bottom line profitability.  He is firmly committed to balancing the “Voice of the Customer” with the needs of the shareowner and basing decisions on data.

As the corporation’s Chief Customer Officer he was responsible for all customer research and measurements with the expectation that knowledge gained would be applied to internal process to increase customer satisfaction, reduce costs, and increase profitability.

Company Profile:

Based in Orange County, CA, Location Based Technologies, Inc., has built our business by adhering to our mission statement, “Linking People through Technology.” We are the developer of the PocketFinder® Personal Locator and the PocketFinder® Network.  Our company is dedicated to applying and integrating existing and emerging technologies that will facilitate our customer’s ability to locate our PocketFinder® Personal Locators with increased ease of use and accuracy.

The PocketFinder® Personal Locator family of devices meets the growing demand for location-based services that will allow family members to keep in touch with one another in an increasingly busy world.  By taking advantage of the latest in GPS and GSM technology, our locator devices will optimize the ability for families to stay connected.  Applications may include:  outdoor and extreme sports enthusiasts, parents, adult children of the elderly, elder care providers of patients with Alzheimer’s and dementia, special needs providers for those with disabilities, pet owners, and for the tracking and recovery of valuable property and luggage while traveling.

CEOCFO:  Dr.  Morse, what is your vision for Location Based Technologies?

Dr.  Morse:  “The vision that we share at Location Based Technologies is to help people, specifically families, to better connect with one another through the use of technology.  We contribute by providing a family of personal location devices (the PocketFinder and PetFinder) and services that will help families better meet some of the demands that we experience in our society today.  For example, many families have both parents working, or are single parent homes, and either parent, perhaps both, may find themselves in different cities or countries during the day and yet come together as a family in the evening or at the end of a workweek.  In such a mobile society, one thing that we do not have is a tool to enhance a family’s ability to stay connected and to coordinate with one another, to know where each other are during the day with just a simple click of the mouse or a phone call to our automated location service.  That is what prompted us to move into location-based service, and to build the PocketFinder and PetFinder the way that we have.”

CEOCFO:  How does the device work?

Dr.  Morse:  “Our devices utilize GPS (Geospatial Satellite Systems) technology as well as the wireless network that your cell phone may use.  That gives us the ability to provide direct and instantaneous or real-time location information to our customers.  As a parent, I can now check to see, at 8:20a.m., if my two kids are at school sitting in their classroom when the bell rings.  It is a completely non-invasive process, as you don’t have to call the child or disturb the classroom.  When you wish to do a locate you click on ‘locate now,’ input your account information, and see where the device is.  It is almost instantaneous, the best-case lag time will be 4 to 6 seconds, and worse case should be 8 to 10 seconds.  We are talking very real-time.”

CEOCFO:  Is the wireless part connected to various wireless carriers?

Dr.  Morse:  “Yes it is.  We are a GSM based device so you will need to have access to the GSM network.  We provide that service and have partnered with KORE Telematics as our M2M provider.  KORE has relationships with hundreds of GSM carriers so your device will work throughout most of the world.”

CEOCFO:  Where is your product in the process of development and commercialization?

Dr.  Morse:  “We are in the final stage of development.  We will be submitting our devices for multiple certifications in just a few days.  FCC approval is most important to our future customers in the US but we are also going to secure other certifications so that we will be able to sell in Europe, Asia, etc.  This is a very exciting time for our company!”

CEOCFO:  Are you using this for pets as well?

Dr.  Morse:  “Yes.  Our PocketFinder device itself is not application specific.  It is completely sealed and there are no on/off switches.  We designed it to be waterproof so that your child or pet can run and play in the sprinkler, goes swimming or fall in the local pond and it doesn’t matter.  It simply will not damage your locator whatsoever.  Liquids have been one of the biggest challenges for parents who have tried to stay more connected to their younger children by giving them a pager, or more likely today, a cell phone.  Research says that the number-one destroyer of cell phones or hand-held electronics is liquids.  If a child spills a drink on their phone, or drops it in the sink or into a puddle, there is a good chance that the phone will be out of commission.  Instead, we built a device designed to meet the demands and rigger that a child or pet will subject it to.  Family members, whether they are your children, elderly parents living with you who may be experiencing the early stages of dementia or Alzheimer’s, or you just love your little four-legged critter, they are all a part of your family.  Our PocketFinder devices will help you to locate them from almost anywhere and at any time.”

CEOCFO:  What will the revenue model be for you?

Dr.  Morse:  “The revenue model is based on delivering a high value product, the easiest end-user interface, and a price point that is family friendly.  We actually will have profitable hardware sales and monthly service fees because we built our device from the ground up.  No pre-existing modules are used in our devices.  I believe it bears mentioning at this point that the reason our devices are so different from others in the market today is that we started with a sole focus on our end-user customer.  We carefully researched desired device characteristics, carefully defined each application, validated the mass-market price point, everything we could possibly learn from the customer and then we worked backwards into the development cycle.  Knowing what our customer valued, we sought out technical solutions that meet those needs that had been identified before we started our build.  That included tedious and specific Use Cases and expectations.  We found that we to deliver a device under $150 dollars, we will enter the market at $129.95 and that the monthly service fee must be under $20.  We anticipate a monthly service fee of approximately $12.95.  We are still in final negotiations but we believe that the $12.95 price will be a good one for us.”

CEOCFO:  Is there any competing technology?

Dr.  Morse:  “Certainly.  There will always be competing technology – that is what keeps a company sharp! By teaming with market leaders such as NXP, we retain an edge of what is up and coming.  One example that comes to mind is a teenager who already has a cell phone.  The next logical step would be to get a GPS-enabled cell phone that will allow you to know where your family member is.  However, there are still have some limitations with that solution as once the cell phone is turned off you no longer have location information available to you - and that is more of an issue between the parent and their teenager.  The market segments do not have that concern and our devices are “always on.” Parents of young children, maybe four or five years of age, who are going off to school or pre-school and leaving mom for the first time see this kind of connection as a example of their love and caring.  Elderly parents with early stages of forgetfulness, Alzheimer’s, or dementia will be able to retain more independence if their adult children can discretely check in on them.  In addition, as for pets, we don’t see cell phone competitors eroding much of these market segments.  RFID is a completely different technology and does not give you on demand, real-time location capability.”

CEOCFO:  Do you have the rollout plan in place; how will you get people to know about this and buy it?

Dr.  Morse:  “We are a public company, so I don’t have a lot of flexibility in what I can share with you regarding our distribution plans.  We are in negotiations with industry leading distributors utilizing a two-tiered distribution model.  They will be our access point to the big-box retailers.  We have a number of negotiations on-going with companies who want to white-label our products or to label it with their own names.  They may be supporting a market segment or niche that we would not reach for some time.  We are pleasantly surprised by the number of opportunities and the volumes represented for OEM work like this.  We have standing offers from tech-based or new gadget type shows (TV and radio) from Seattle, Portland, Chicago, Los Angeles, San Diego, Florida, Texas and New York.  As we draw closer to market entry we will certainly be taking advantage of that.  In addition, we have guerilla marketing activities that we will be kicking off.  We will look to leverage our advertising dollars through co-op advertising with strategic big-box retailers.”

CEOCFO:  How big is the device?

Dr.  Morse:  “It is fifty millimeters in diameter which is about 2 inches – or about the size of an Oreo cookie.  In fact, if you have the double-thick Oreo cookies, well that is about the thickness as well.  It fits easily into a child’s pocket, their backpack, or onto a belt.  The PocketFinder and PetFinder will come with a form fitting neoprene pouch that is easily slid onto a belt or a pet’s collar.  How the device is worn is one of the areas that we are most excited about and we intend to listen intently to our customers.  They are so creative and we know that if we follow their lead we will be able to deliver great solutions for how the PocketFinder can be worn.”

CEOCFO:  What is the financial picture like for you today?

Dr.  Morse:  “I would invite you to look at our SEC filings since we are a public company and it is fully disclosed there.  We have sufficient capital to complete development and the limited initial manufacturing run for entry into the market place.  What we did not anticipate was the level of interest and the volume of demand that we are experiencing over the past 30 to 40 days.  Because of that, we may be looking at raising some additional capital in order to meet the inventory requirements and associated sales and marketing costs.  We look at this as a good problem.”

CEOCFO:  Is your team in place for the commercialization or do you still need to beef it up?

Dr.  Morse:  “We will be filling a few key roles in the next few months.  We operate with an “outsourced” model of highly selected individuals and organizations that have quick growth capacity to keep pace with our anticipated fast growth.  It also allows us to tightly control our overhead so, as we now shift our primary focus from being a development company to becoming a sales and marketing company, we have the right resources in place.  The infrastructure and critical organizations for success are all in place.  We have a very talented senior management team with partners who bring the right knowledge, skills and abilities to deliver world-class products and services.  We have brought in a master of distribution with specific knowledge and experience in the location based services arena.  We have a well-seasoned, energetic, young man who is an expert in customer service to ensure that our customers experience the best level of service from day one.  As shown in one of our earlier SEC filings, we signed a contract with an awesome company called “24/7 INtouch” and they will handle our call-center customer services.  They are a high quality, award-winning, mass-market customer-focused support organization.  We are good to go.”

CEOCFO:  Why should potential investors look at the company now, and what might they miss when they first look at the company that should be understood?

Dr.  Morse:  “The entire location-based services arena is hot right now and a lot of people are wondering if they should get involved.  It is impossible to learn everything about a company by looking at their filings and what people might miss is how specific our market research was, how intently we focused on the customer early on in the process that led us to where we are today.  Most of the products that are in the market today got there through re-packaged technology that was already in place and they went searching for an application.  Not necessarily a bad strategy but you don’t quite hit the sweet spot even though you do meet a lot of the needs and requirements for some market segments.  There is certainly a lot of space for a host of providers! We are talking about 37 million kids in our prime target market just in the US with another 42 ½ million in Europe.  There are kids all over the world with parents who care about their whereabouts and safety.  You throw on top of that 68 million pets just in the US and another 12 ½ to fifteen million seniors who are in some level of dependence upon their adult children.  Those are huge markets and our devices deliver benefits to each of them.  What a potential investor may not realize is the kind of rigor we put into our early Use Cases and that our products are built from the ground up to meet our customers’ needs.  Last, we built our own boards, so we are not using an existing modular solution and that give us a price point that no one has been able to achieve in the market to date.”

CEOCFO:  In closing, would you touch on the market potential?

Dr.  Morse:  “Absolutely.  International Data Corporation is one of the best research organizations following our sector and they have been tracking it for a number of years.  Their projection of demand for global positioning systems devices is just phenomenal.  They foresee an expansion of ten to twelve times the number of devices that are in the market today in the next four years - by 2012! In addition, we have no idea what new capabilities are going to be forthcoming in this rapidly advancing sector so, as we move forward, we will always retain a treasure chest for development activity.  We will constantly be looking at what new capabilities are being developed and how we can apply them to better serve our customers.  We will be listening to what our customers are saying and based on their and other data we will make new decisions about product development, product enhancements and new opportunities.”

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“Our PocketFinder device itself is not application specific.  It is completely sealed and there are no on/off switches.  We designed it to be waterproof so that your child or pet can run and play in the sprinkler, goes swimming or fall in the local pond and it doesn’t matter.  It simply will not damage your locator whatsoever.  Liquids have been one of the biggest challenges for parents who have tried to stay more connected to their younger children by giving them a pager, or more likely today, a cell phone.  Research says that the number-one destroyer of cell phones or hand-held electronics is liquids.  If a child spills a drink on their phone, or drops it in the sink or into a puddle, there is a good chance that the phone will be out of commission.  Instead, we built a device designed to meet the demands and rigger that a child or pet will subject it to.  Family members, whether they are your children, elderly parents living with you who may be experiencing the early stages of dementia or Alzheimer’s, or you just love your little four-legged critter, they are all a part of your family.  Our PocketFinder devices will help you to locate them from almost anywhere and at any time.” - Dr.  David M.  Morse, Ph.D.